Exhibit 99

Frontier Communications

401 Merritt 7

Norwalk, CT 06851

203.614.5600

www.frontier.com

Frontier Communications Statement Regarding

FCC Fact Sheet on Business Data Services

NORWALK, Conn., October 7, 2016 – The following statement may be attributed to Frontier Communications President and CEO Dan McCarthy:

“Today the FCC released a Fact Sheet outlining the framework of a proposed Order regarding Business Data Services (BDS) regulation. The Fact Sheet provides clarification regarding proposed reductions in the TDM BDS rates charged by Incumbent Local Exchange Carriers to companies seeking access to their infrastructure and clarifies that Ethernet products and services will not be regulated. In addition, the Fact Sheet clarifies that the FCC does not propose to disrupt existing contracts.

“While the Fact Sheet indicates less severe rate reductions than proposed by Verizon/INCOMPAS, Frontier continues to oppose these rigid rate changes mandated for all carriers without regard to the resulting impact on smaller price-cap carriers. Frontier projects that these reductions, if implemented on July 1, 2017, would have a revenue impact of approximately $10 million in 2017 and $20 million in 2018 and 2019, with subsequent annual impacts declining.

“As we have previously stated to the FCC, we intend to mitigate the potential effect of all rate reductions with incremental reductions in our expenses.”

About Frontier Communications

Frontier Communications Corporation is a leader in providing communications services to urban, suburban, and rural communities in 29 states. Frontier offers a variety of services to residential customers over its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business Edge™ offers communications solutions to small, medium, and enterprise businesses. More information about Frontier is available at www.frontier.com.

Forward-Looking Statements

This document contains “forward-looking statements,” related to future, not past, events. Forward-looking statements address our expected future business and financial performance and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: risks related to the acquisition of properties from Verizon, including our ability to successfully operate the acquired business, our ability to realize anticipated cost savings, our ability to enter into or obtain, or delays in entering into or obtaining, agreements and consents necessary to operate the acquired business as planned, on terms acceptable to us, and increased expenses incurred due to activities related to the transaction; our ability to meet our debt and debt service obligations; competition from cable, wireless and wireline carriers and satellite companies and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; reductions in revenue from our voice customers that we cannot offset with increases in revenue from broadband and video subscribers and sales of other products and services; our ability to maintain relationships with customers, employees or suppliers; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to our intangible assets; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity, which may affect payment of dividends on our common and preferred shares; the effects of changes in both general and local economic conditions on the markets that we serve; the effects of increased medical expenses and pension and postemployment expenses; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; our ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, regulatory rules and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2016 and beyond; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the ability, or increase the cost, of financing to us; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; the effects of severe weather events or other natural or man-made disasters, which may increase our operating expenses or adversely impact customer revenue; the impact of potential information technology or data security breaches or other disruptions; and the other factors that are described in our filings with the U.S. Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. These risks and uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update or revise these forward-looking statements.

Contact:

Investors:

Luke Szymczak, 203-614-5044

Vice President, Investor Relations

luke.szymczak@ftr.com

or

Media:

Peter DePasquale, 203-614-5097

Vice President, Corporate Communications

peter.depasquale@ftr.com